Exhibit 10.6

AMENDMENT No. 2

to

THE ISDA® 2002 MASTER AGREEMENT

THIS AMENDMENT NO. 2, dated as of May 17, 2013 (this “Amendment”), between BANK OF AMERICA, N.A. (“Party A”) and BOJANGLES’ RESTAURANTS, INC. and each entity listed on Appendix A to the Agreement (defined below) (collectively “Party B”) and

W I T N E S S E T H

WHEREAS, Party A and Party B have previously entered into a certain ISDA 2002 Master Agreement, dated as of June 30, 2009 (the “Master Agreement”), and the Schedule to the Master Agreement, dated as of June 30, 2009 (the “Schedule”) as amended by Amendment No. 1 dated as of October 26, 2012 (as amended, the Master Agreement and the Schedule, collectively, the “Agreement”); and

WHEREAS, upon execution of this Amendment, Party A and Party B now desire to further amend the Agreement, as hereinafter provided;

(1)	Amendments. The Agreement shall be amended as follows:

(a)	Annex A; Appendix A. Annex A to the Master Agreement and Appendix A to the Schedule are hereby amended by deleting “BHI Exchange, Inc.” appearing therein.

(b)	Keepwell. Part 5 of the Schedule is hereby amended by adding the following new Part 5(o) before the end thereof:

“(o)	Keepwell. Each Electing Party B (as defined below) hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support with respect to any Swap Obligation hereunder as may be needed by any Party B that is not an “eligible contract participant,” as such term is defined in the U.S. Commodity Exchange Act, as amended (each, a “Specified Party B”) as may be needed by any such Specified Party B from time to time to honor all of such Specified Party B’s obligations under this Agreement (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Electing Party B’s obligations under this Part 5(o) voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Electing Party B under this Part 5(o) shall remain in full force and effect until all of the Swap Obligations hereunder have been indefeasibly paid and performed in full. Each Electing Party B intends this Part 5(o) to constitute, and this Part 5(o) shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Party B for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

As used herein,

“Electing Party B”, means each Party B that is an “Eligible Contract Participant” under the Commodity Exchange Act by virtue of having total assets in excess of $10,000,000 (determined before giving effect to this representation and warranty).

“Swap Obligation” means, with respect to each Electing Party B, any obligation of a Specified Party B to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”

(2)	Joint and Several Liability. In consideration of the mutual representations, warranties and covenants contained in this Amendment and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties hereto hereby agree, with effect from and as of the date hereof, that the term “Party B” as used in the Agreement and the Transactions shall mean the each Party B Group Member as amended by the terms of this Amendment. Each Party B Group Member hereby accepts and assumes in full all rights expressed to be inuring to, and all obligations expressed to be assumed by, Party B under the Agreement and the Transactions and nothing contained herein shall be construed to release, discharge, cancel, limit or otherwise modify, as the case may be, in any manner, any of the rights expressed to be inuring to, or any of the obligations expressed to be assumed by, Party B under the Agreement and the Transactions or any of the rights expressed to be inuring to, or any of the obligations expressed to be assumed by, Party A under the Agreement and the Transactions. Each Party B Group Member hereby agrees for the benefit of Party A that each Party B Group Member is and shall continue to be, jointly and severally liable for the performance of all obligations of Party B (together with the Party B Group Members joining under the terms of this Amendment) under the Agreement and the Transactions (including, without limitation, the making of any and all payments expressed to be due to Party A thereunder) in accordance with the provisions of Part 5(1) of the Schedule.

(3)	Representations. In order to induce each other to enter into this Amendment, each party hereto makes, as of the date hereof, the representations set forth in Section 3(a) and (b) of the Agreement; provided that the phrase “this Agreement,” as used in Sections 3(a) and (b) shall mean (for the purpose of this paragraph 3 only) both this Amendment and the Agreement as amended hereby.

(4)	Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

(5)	Documents to be Delivered. Simultaneously with its delivery of this Amendment executed by it, each party hereto shall deliver to the other evidence of all authorizations, approvals and other actions necessary for that party to execute and deliver this Amendment and evidence of the specimen signatures, authority and incumbency of each person executing this Amendment on that party’s behalf (unless such evidence has previously been supplied pursuant to the Agreement and remains correct and in effect).

(6)	Governing Law. This Amendment and any and all controversies arising out of or in relation to this Amendment shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine other than Section 5-1401 of the New York General Obligations Law).

(7)	Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A.		BOJANGLES’ RESTAURANTS, INC.

By:	/s/ Ana Morales Gillard	By:	/s/ M. John Jordan
Name:	Ana Morales Gillard	Name:	M. John Jordan
Title:	Director	Title:	Chief Financial Officer

BHI INTERMEDIATE HOLDING CORP.

		By:	/s/ M. John Jordan
		Name:	M. John Jordan
		Title:	Vice President

BJ GEORGIA, LLC BJ RESTAURANT DEVELOPMENT, LLC

		By:	/s/ M. John Jordan
		Name:	M. John Jordan
		Title:	Manager

BOJANGLES’ INTERNATIONAL, LLC

		By:	/s/ M. John Jordan
		Name:	M. John Jordan
		Title:	Chief Financial Officer

[Bojangles’/BofA ISDA Amendment No. 2 - Signature Page]